EXHIBIT 10.10

                                ALTERNET SYSTEMS, INC.
                            #280 - 815 West Hastings Street
                              Vancouver, British Columbia
                                  Tel: (604) 608-2540
                                  Fax: (604) 608-8775

August 15, 2002

Advanced Interactive Inc.
718 - 1350 East Flamingo Road
Las Vegas, Nevada 89119

Attention: Mr. Karim Lakhani

-and-

Advanced Interactive Canada Inc.
2101 - 1177 West Hastings Street
Vancouver, BC V6E 2K3

Attention: Mr. Al Jamal

Dear Sir or Madam:

Re: License Agreement dated January 1, 2001, as amended (the "License
    Agreement")

This letter is written to confirm as follows:

1. The License Agreement between Advanced Interactive Inc. ("AII Nevada") and Advanced Interactive Canada Inc. ("AII Canada") and Alternet Systems, Inc. ("Alternet") is hereby amended such that the existing section 5.1(d) of the License Agreement is deleted and replaced with the following section 5.1(d):

    "Commencing on January 15, 2001 (and ending on December 15,
    2001) Alternet will make payments to AII Nevada or AII Canada of:
    (a) US$10,000 per month in 2001;
    (b) US$20,000 per month in 2002;
    (c )US$28,000 per month in 2003;
    (d) US$36,000 per month in 2004;
    (e) US$44,000 per month in 2005;
    (f) US$52,000 per month in 2006;
    (g) US$60,000 per month in 2007;
    (h) US$68,000 per month in 2008;
    (i) US$76,000 per month in 2009; and
    (j) US$84,000 per month in 2010.

    In any given month, the amount payable under (a) to (j) above will be reduced by the 40% royalty payment in paragraph 5.1(a). Any royalty payments in paragraph 5.1(a) which are made and which exceed the amount due under (a) to (j) above will be accrued and applied to future months' payments.

    Alternet shall have the right, in any given month:

    (i) to accrue (for the term of this Agreement) up to one-half of the amount owed in that month; and

    (ii) subject to the consent of AII Canada or AII Nevada, to pay one-half of the amount owed in any given month by way of issuance to AII Canada or AII Nevada of:

          (A) prior to Alternet trading publicly, common shares at a price of US$0.35 per share; or

          (B) on or after commencement of public trading of Alternet, common shares at the weighted average market price for the week prior to the monthly payment becoming due.

2. Alternet shall make all reasonable efforts to register for immediate resale (by way of filing of an SB2 Registration Statement or S8 Registration Statement) any shares issued to AII Canada or AII Nevada in settlement of outstanding monthly payments.

3. In all other ways, the License Agreement remains in full force and effect as amended.

4. AII Canada and AII Nevada hereby agree that Alternet may settle, by way of issuance of common shares at US$0.35 per share, any outstanding payments due to this amendment's date under section 5.1(d) of the Agreement.

5.  To simplify and clarify their agreement, AII Canada, AII
    Nevada and Alternet shall, on or before September 15, 2002, complete a new License Agreement which incorporates the terms of License Agreement and all of its amendments.

Upon execution hereof, this letter becomes an amendment to the License Agreement binding upon its terms.

Yours truly,
ALTERNET SYSTEMS, INC.


Patrick Fitzsimmons, Director


The terms of this Agreement above are hereby read, understood, acknowledged and accepted by the undersigned effective the 15th day of August, 2002.

ADVANCED INTERACTIVE, INC.
By its Authorized Signatory


______________________________

ADVANCED INTERACTIVE CANADA INC.
By its Authorized Signatory


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